Exhibit 99.1

FOR IMMEDIATE RELEASE
January 30, 2023

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2022 FINANCIAL RESULTS

Bethesda, MD - January 30, 2023 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2022.

FOURTH QUARTER 2022 FINANCIAL HIGHLIGHTS
•$1.17 comprehensive income per common share, comprised of:
◦$0.93 net income per common share
◦$0.24 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.74 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.11 per common share of dollar roll income associated with the Company's $19.0 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$9.84 tangible net book value per common share as of December 31, 2022
◦Increased $0.76 per common share, or 8.4%, from $9.08 per common share as of September 30, 2022
•$0.36 dividends declared per common share for the fourth quarter
•12.3% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.76 increase in tangible net book value per common share

AGNC Investment Corp.
January 30, 2023

OTHER FOURTH QUARTER HIGHLIGHTS
•$59.5 billion investment portfolio as of December 31, 2022, comprised of:
◦$39.5 billion Agency MBS
◦$18.6 billion net TBA mortgage position
◦$1.4 billion credit risk transfer ("CRT") and non-Agency securities
•7.4x tangible net book value "at risk" leverage as of December 31, 2022
◦7.8x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled $4.3 billion as of December 31, 2022
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 59% of the Company’s tangible equity as of December 31, 2022
•7.4% average projected portfolio life CPR as of December 31, 2022
◦6.8% actual portfolio CPR for the quarter
•2.74% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -3 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
•Capital markets activity
◦Issued 23.3 million common shares through At-the-Market ("ATM") Offerings at an average offering price of $8.02 per share, net of offering costs, or $187 million
2022 FULL YEAR HIGHLIGHTS
•$(4.22) comprehensive loss per common share, comprised of:
◦$(2.41) net loss per common share
◦$(1.81) OCI per common share
•$3.11 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $0.96 per common share of dollar roll income
◦Excludes $0.44 per common share of estimated "catch-up" premium amortization benefit
•$1.44 in dividends declared per common share
•-28.4% economic return on tangible common equity for the year, comprised of:
◦$1.44 dividends per common share
◦$(5.91) decrease in tangible net book value per common share, or -37.5%, from $15.75 per common share as of December 31, 2021
•-21.7% total stock return 2
•Capital markets activity
◦Repurchased 4.7 million common shares, at an average repurchase price of $10.78 per share, net of costs, or $51 million
◦Issued 56.0 million common shares, through ATM Offerings at an average offering price of $9.39 per share, net of costs, or $526 million
◦Issued $150 million of 7.75% Series G Fixed-Rate Reset preferred equity
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most comparable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Includes dividend reinvestments. Source: Bloomberg

AGNC Investment Corp.
January 30, 2023

MANAGEMENT REMARKS
"The fourth quarter of 2022 provided reason for optimism that a very constructive and durable investment environment is emerging for Agency MBS," said Peter Federico, the Company's President and Chief Executive Officer. "Fixed income markets stabilized over the quarter, and investor sentiment improved as volatility and monetary policy uncertainty began to subside. Against this backdrop, Agency MBS spreads to benchmark rates tightened from historically wide levels, driving the meaningful improvement in our tangible net book value per common share during the quarter, both of which continued into January. While Agency MBS as an asset class posted its worst annual performance on record in 2022, adverse market episodes in the past have often preceded AGNC's most favorable investment environments and have proven to be value enhancing over the long run.
"Looking ahead, our favorable outlook for Agency MBS is supported by several compelling dynamics. First, mortgage spreads remain well above historical averages and consistent with generating strong risk-adjusted returns. Second, the supply of Agency MBS to the private sector should be manageable given elevated mortgage rates and affordability challenges. Third, interest rate volatility should decline as the Federal Reserve slows the pace of rate hikes and ultimately achieves its short-term rate target. Collectively, these factors create a very favorable investment environment for Agency MBS, which, importantly, may prove to be more durable than previous episodes. With investment spreads likely to remain above historical averages, we believe AGNC is well-positioned to generate attractive returns for shareholders without compromising our long-standing risk management discipline."
"AGNC generated a 12.3% economic return in the fourth quarter of 2022, comprised of a $0.76 increase in tangible net book value per common share and $0.36 of dividends per common share, as mortgage spreads to benchmark interest rates drove a strong recovery in Agency MBS valuations," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "AGNC's net spread and dollar roll income, excluding 'catch-up' premium amortization, was $0.74 per common share, as higher funding costs continued to be largely offset by our large interest rate swap position. Finally, with tangible net book value 'at risk' leverage of 7.4x as of quarter-end, we believe AGNC has flexibility to take advantage of favorable investment opportunities throughout 2023."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2022, the Company's tangible net book value per common share was $9.84 per share, an increase of 8.4% for the quarter compared to $9.08 per share as of September 30, 2022. The Company's tangible net book value per common share excludes $526 million, or $0.92 and $0.95 per share of goodwill as of December 31, 2022 and September 30, 2022, respectively.

INVESTMENT PORTFOLIO
As of December 31, 2022, the Company's investment portfolio totaled $59.5 billion, comprised of:
•$58.1 billion of Agency MBS and TBA securities, including:
◦$57.7 billion of fixed-rate securities, comprised of:
•$36.2 billion 30-year MBS,

AGNC Investment Corp.
January 30, 2023

•$18.6 billion 30-year TBA securities,
•$1.6 billion 15-year MBS, and
•$1.4 billion 20-year MBS; and
◦$0.3 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.4 billion of CRT and non-Agency securities.
As of December 31, 2022, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 92% and 3%, respectively, of the Company's investment portfolio, unchanged from September 30, 2022.
As of December 31, 2022, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 4.13%, compared to 3.80% as of September 30, 2022, comprised of the following weighted average coupons:
•4.20% for 30-year fixed-rate securities;
•3.25% for 15-year fixed rate securities; and
•2.51% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2022, such positions had a fair value of $18.6 billion and a GAAP net carrying value of $0.2 billion reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $17.9 billion and $(1.2) billion, respectively, as of September 30, 2022.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of December 31, 2022 increased to 7.4% from 7.0% as of September 30, 2022. The Company's weighted average CPR for the fourth quarter was 6.8%, compared to 9.2% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 103.4% of par value as of December 31, 2022. The Company's investment portfolio generated net premium amortization cost of $(55) million, or $(0.10) per common share, for the fourth quarter, which includes "catch-up" premium amortization cost of $(5) million, or $(0.01) per common share, due to an increase in the Company's CPR projections for certain securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(36) million, or $(0.07) per common share, including a "catch-up" premium amortization benefit of $18 million, or $0.03 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 3.14% for the fourth quarter, compared to 3.09% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.17% for the fourth quarter, compared to 2.94% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the fourth quarter was 3.68%, compared to 3.31% for the prior quarter.

AGNC Investment Corp.
January 30, 2023

For the fourth quarter, the weighted average interest rate on the Company's repurchase agreements was 3.55%, compared to 1.89% for the prior quarter. For the fourth quarter, the Company’s TBA position had an implied financing cost of 3.41%, compared to 1.80% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the fourth quarter was 0.94%, compared to 0.50% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the fourth quarter was 2.74%, compared to 2.81% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter of $0.74 per common share, excluding $(0.01) per common share of "catch-up" premium amortization cost, compared to $0.84 per common share for the prior quarter, excluding $0.03 per common share of "catch-up" premium amortization benefit.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income, excluding "catch-up" premium amortization, and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2022, $35.9 billion of repurchase agreements, $18.4 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.4 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.4x as of December 31, 2022, compared to 8.7x as of September 30, 2022. The Company's average "at risk" leverage for the fourth quarter was 7.8x tangible net book value, compared to 8.1x for the prior quarter.
As of December 31, 2022, the Company's repurchase agreements had a weighted average interest rate of 4.31%, compared to 2.85% as of September 30, 2022, and a weighted average remaining maturity of 23 days, compared to 35 days as of September 30, 2022. As of December 31, 2022, $17.8 billion, or 50%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of December 31, 2022, the Company's repurchase agreements had remaining maturities of:
•$34.5 billion of three months or less and
•$1.4 billion from three to six months.

HEDGING ACTIVITIES
As of December 31, 2022, interest rate swaps, swaptions and U.S. Treasury positions equaled 124% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 118% as of September 30, 2022.

AGNC Investment Corp.
January 30, 2023

As of December 31, 2022, the Company's interest rate swap position totaled $47.8 billion in notional amount, compared to $47.1 billion as of September 30, 2022. As of December 31, 2022, the Company's interest rate swap portfolio had an average fixed pay rate of 0.37%, an average receive rate of 4.31% and an average maturity of 3.2 years, compared to 0.21%, 3.00% and 3.5 years, respectively, as of September 30, 2022. As of December 31, 2022, 81% and 19% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of December 31, 2022, the Company had payer swaptions outstanding totaling $3.1 billion, compared to $3.4 billion as of September 30, 2022, and net short U.S. Treasury positions outstanding totaling $16.7 billion, compared to $18.4 billion as of September 30, 2022.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $550 million in other gain (loss), net, or $0.97 per common share, compared to a net loss of $(824) million, or $(1.56) per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:
•$(1,068) million of net realized losses on sales of investment securities;
•$1,462 million of net unrealized gains on investment securities measured at fair value through net income;
•$356 million of interest rate swap periodic income;
•$(191) million of net losses on interest rate swaps;
•$(9) million of net losses on interest rate swaptions;
•$(145) million of net losses on U.S. Treasury positions;
•$65 million of TBA dollar roll income;
•$105 million of net mark-to-market gains on TBA securities; and
•$(25) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the fourth quarter, the Company recorded other comprehensive income of $135 million, or $0.24 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $(372) million, or $(0.70) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the fourth quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of October 31, November 30, and December 30, 2022, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the fourth quarter of 2022, the Company has declared a total of $12.0 billion in common stock dividends, or $45.76 per common share.
The Company also announced it has published the tax characteristics of its distributions for common stock dividends and for each series of its preferred stock dividends for calendar year 2022 on its website at www.AGNC.com. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions.

AGNC Investment Corp.
January 30, 2023

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $35,800, $37,886, $40,107, $43,261 and $47,601, respectively)	$39,346	$41,740	$43,459	$47,214	$52,396
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	144	149	167	184	208
Credit risk transfer securities, at fair value (including pledged securities of $703, $815, $629, $471 and $510, respectively)	757	860	894	885	974
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $605, $775, $643, $466 and $571, respectively)	682	869	881	804	843
U.S. Treasury securities, at fair value (including pledged securities of $353, $1,213, $1,882, $684 and $471, respectively)	353	1,213	1,882	684	471
Cash and cash equivalents	1,018	976	906	1,004	998
Restricted cash	1,316	2,186	1,333	1,087	527
Derivative assets, at fair value	617	851	536	647	317
Receivable for investment securities sold (including pledged securities of $119, $1,163, $1,907, $2,160 and $0, respectively)	120	1,169	2,006	2,317	—
Receivable under reverse repurchase agreements	6,622	7,577	8,438	10,645	10,475
Goodwill	526	526	526	526	526
Other assets	247	408	212	397	414
Total assets	$51,748	$58,524	$61,240	$66,394	$68,149
Liabilities:
Repurchase agreements	$36,262	$40,306	$43,153	$44,715	$47,381
Debt of consolidated variable interest entities, at fair value	95	98	107	116	126
Payable for investment securities purchased	302	1,279	547	857	80
Derivative liabilities, at fair value	99	1,221	237	668	86
Dividends payable	100	92	88	88	88
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	6,534	7,469	8,265	10,277	9,697
Accounts payable and other liabilities	486	837	803	743	400
Total liabilities	43,878	51,302	53,200	57,464	57,858
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688, $1,688, $1,538, $1,538 and $1,538	1,634	1,634	1,489	1,489	1,489
Common stock - $0.01 par value; 574.6, 551.3, 522.7, 523.3 and 522.2 shares issued and outstanding, respectively	6	6	5	5	5
Additional paid-in capital	14,186	13,999	13,707	13,704	13,710
Retained deficit	(7,284)	(7,610)	(6,726)	(6,078)	(5,214)
Accumulated other comprehensive income (loss)	(672)	(807)	(435)	(190)	301
Total stockholders' equity	7,870	7,222	8,040	8,930	10,291
Total liabilities and stockholders' equity	$51,748	$58,524	$61,240	$66,394	$68,149

Tangible net book value per common share [1]	$9.84	$9.08	$11.43	$13.12	$15.75

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2022
Interest income:
Interest income	$347	$373	$395	$475	$1,590
Interest expense	322	196	80	27	625
Net interest income	25	177	315	448	965
Other gain (loss), net:
Realized loss on sale of investment securities, net	(1,068)	(560)	(946)	(342)	(2,916)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	1,462	(1,738)	(987)	(2,532)	(3,795)
Gain on derivative instruments and other investments, net	156	1,474	1,204	1,796	4,630
Total other gain (loss), net	550	(824)	(729)	(1,078)	(2,081)
Expenses:
Compensation and benefits	5	11	12	13	41
Other operating expense	9	8	8	8	33
Total operating expense	14	19	20	21	74
Net income (loss)	561	(666)	(434)	(651)	(1,190)
Dividend on preferred stock	29	26	25	25	105
Net income (loss) available (attributable) to common stockholders	$532	$(692)	$(459)	$(676)	$(1,295)

Net income (loss)	$561	$(666)	$(434)	$(651)	$(1,190)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	135	(372)	(245)	(491)	(973)
Comprehensive income (loss)	696	(1,038)	(679)	(1,142)	(2,163)
Dividend on preferred stock	29	26	25	25	105
Comprehensive income (loss) available (attributable) to common stockholders	$667	$(1,064)	$(704)	$(1,167)	$(2,268)

Weighted average number of common shares outstanding - basic	568.4	528.7	526.2	524.3	537.0
Weighted average number of common shares outstanding - diluted	569.5	528.7	526.2	524.3	537.0
Net income (loss) per common share - basic	$0.94	$(1.31)	$(0.87)	$(1.29)	$(2.41)
Net income (loss) per common share - diluted	$0.93	$(1.31)	$(0.87)	$(1.29)	$(2.41)
Comprehensive income (loss) per common share - basic	$1.17	$(2.01)	$(1.34)	$(2.23)	$(4.22)
Comprehensive income (loss) per common share - diluted	$1.17	$(2.01)	$(1.34)	$(2.23)	$(4.22)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$1.44

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2022
Comprehensive income (loss) available (attributable) to common stockholders	$667	$(1,064)	$(704)	$(1,167)	$(2,268)
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized loss on sale of investment securities, net	1,068	560	946	342	2,916
Unrealized (gain) loss on investment securities measured at fair value through net income, net	(1,462)	1,738	987	2,532	3,795
Gain on derivative instruments and other securities, net	(156)	(1,474)	(1,204)	(1,796)	(4,630)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	(135)	372	245	491	973
Other adjustments
TBA dollar roll income [3,4]	65	119	182	152	518
Interest rate swap periodic income (cost) [3,8]	356	211	49	(18)	598
Other interest income, net [3]	12	—	—	—	12
Net spread and dollar roll income available to common stockholders	415	462	501	536	1,914
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [11]	5	(18)	(66)	(159)	(238)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$420	$444	$435	$377	$1,676

Weighted average number of common shares outstanding - basic	568.4	528.7	526.2	524.3	537.0
Weighted average number of common shares outstanding - diluted	569.5	529.8	527.1	525.7	538.1
Net spread and dollar roll income per common share - basic	$0.73	$0.87	$0.95	$1.02	$3.56
Net spread and dollar roll income per common share - diluted	$0.73	$0.87	$0.95	$1.02	$3.56
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.74	$0.84	$0.83	$0.72	$3.12
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.74	$0.84	$0.83	$0.72	$3.11

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2022
Net income/(loss)	$561	$(666)	$(434)	$(651)	$(1,190)
Book to tax differences:
Premium amortization, net	20	(15)	(78)	(176)	(249)
Realized gain/loss, net	(114)	(1,454)	(1,210)	(2,365)	(5,143)
Net capital loss/(utilization of net capital loss carryforward)	1,441	353	1,666	868	4,328
Unrealized (gain)/loss, net	(1,672)	2,034	78	2,294	2,734
Other	(7)	(2)	—	(13)	(22)
Total book to tax differences	(332)	916	456	608	1,648
REIT taxable income (loss)	229	250	22	(43)	458
REIT taxable income attributed to preferred stock	29	76	—	—	105
REIT taxable income (loss), attributed to common stock	$200	$174	$22	$(43)	$353
Weighted average common shares outstanding - basic	568.4	528.7	526.2	524.3	537.0
Weighted average common shares outstanding - diluted	569.5	529.8	527.1	524.3	538.1
REIT taxable income (loss) per common share - basic	$0.35	$0.33	$0.04	$(0.08)	$0.66
REIT taxable income (loss) per common share - diluted	$0.35	$0.33	$0.04	$(0.08)	$0.66

Beginning net capital loss carryforward	$2,887	$2,534	$868	$—	$—
Increase (decrease) in net capital loss carryforward	1,441	353	1,666	868	4,328
Ending net capital loss carryforward	$4,328	$2,887	$2,534	$868	$4,328
Ending net capital loss carryforward per common share	$7.53	$5.24	$4.85	$1.66	$7.53

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2022
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$347	$373	$395	$475	$1,590
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	5	(18)	(66)	(159)	(238)
TBA dollar roll income - implied interest income [3,6]	230	213	180	123	746
Economic interest income, excluding "catch-up" premium amortization	582	568	509	439	2,098
Economic interest (expense) benefit:
Repurchase agreements and other debt - GAAP interest expense	(322)	(196)	(80)	(27)	(625)
TBA dollar roll income - implied interest (expense) benefit [3,5]	(165)	(94)	2	29	(228)
Interest rate swap periodic (cost) income, net [3,8]	356	211	49	(18)	598
Economic interest (expense) benefit	(131)	(79)	(29)	(16)	(255)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$451	$489	$480	$423	$1,843

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.14%	3.09%	3.09%	3.55%	3.23%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.03%	(0.15)%	(0.51)%	(1.19)%	(0.48)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.17%	2.94%	2.58%	2.36%	2.75%
TBA securities - average implied asset yield [6]	4.86%	4.18%	3.66%	2.09%	3.60%
Average asset yield, excluding "catch-up" premium amortization [7]	3.68%	3.31%	2.88%	2.28%	3.00%
Average total cost (benefit) of funds:
Repurchase agreements and other debt - average funding cost	3.55%	1.89%	0.74%	0.23%	1.49%
TBA securities - average implied funding cost (benefit) [5]	3.41%	1.80%	(0.04)%	(0.49)%	1.08%
Average cost (benefit) of funds, before interest rate swap periodic cost (income), net [7]	3.50%	1.86%	0.49%	(0.01)%	1.35%
Interest rate swap periodic cost (income), net [10]	(2.56)%	(1.36)%	(0.31)%	0.10%	(0.95)%
Average total cost (benefit) of funds [9]	0.94%	0.50%	0.18%	0.09%	0.40%
Average net interest spread, excluding "catch-up" premium amortization	2.74%	2.81%	2.70%	2.19%	2.60%

AGNC Investment Corp.
January 30, 2023

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$39,169	$41,578	$43,382	$47,124	$52,289
Other Agency MBS, at fair value - as of period end	$321	$311	$244	$274	$315
Credit risk transfer securities, at fair value - as of period end	$757	$860	$894	$885	$974
Non-Agency MBS, at fair value - as of period end [21]	$657	$843	$881	$804	$843
Total investment securities, at fair value - as of period end	$40,904	$43,592	$45,401	$49,087	$54,421
Total investment securities, at cost - as of period end	$44,880	$49,162	$48,862	$51,316	$53,628
Total investment securities, at par - as of period end	$43,403	$47,646	$47,347	$49,511	$51,878
Average investment securities, at cost	$44,351	$48,362	$51,089	$53,535	$53,057
Average investment securities, at par	$42,978	$46,863	$49,453	$51,749	$51,262
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$18,574	$17,902	$15,893	$19,543	$27,578
Net TBA portfolio - as of period end, at cost	$18,407	$19,116	$16,001	$20,152	$27,622
Net TBA portfolio - as of period end, carrying value	$167	$(1,214)	$(108)	$(609)	$(44)
Average net TBA portfolio, at cost	$18,988	$20,331	$19,653	$23,605	$29,014
Average repurchase agreements and other debt [13]	$35,486	$40,530	$42,997	$46,570	$46,999
Average stockholders' equity [14]	$7,481	$8,040	$8,525	$9,545	$10,499
Tangible net book value per common share [1]	$9.84	$9.08	$11.43	$13.12	$15.75
Tangible net book value "at risk" leverage - average [15]	7.8:1	8.1:1	7.8:1	7.8:1	7.6:1
Tangible net book value "at risk" leverage - as of period end [16]	7.4:1	8.7:1	7.4:1	7.5:1	7.7:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.74%	3.49%	3.19%	3.07%	3.12%
Average asset yield	3.14%	3.09%	3.09%	3.55%	1.98%
Average asset yield, excluding "catch-up" premium amortization	3.17%	2.94%	2.58%	2.36%	2.31%
Average coupon - as of period end	3.94%	3.63%	3.35%	3.13%	3.08%
Average asset yield - as of period end	3.37%	3.14%	2.85%	2.56%	2.43%
Average actual CPR for securities held during the period	6.8%	9.2%	12.4%	14.5%	18.6%
Average forecasted CPR - as of period end	7.4%	7.0%	7.2%	7.9%	10.9%
Total premium amortization (cost) benefit, net	$(55)	$(36)	$—	$78	$(138)
TBA securities:
Average coupon - as of period end [17]	4.84%	4.30%	4.35%	3.25%	2.47%
Average implied asset yield [6]	4.86%	4.18%	3.66%	2.09%	1.80%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	3.68%	3.31%	2.88%	2.28%	2.13%
Cost of funds:
Repurchase agreements - average funding cost	3.55%	1.89%	0.74%	0.23%	0.12%
TBA securities - average implied funding cost (benefit) [5]	3.41%	1.80%	(0.04)%	(0.49)%	(0.46)%
Interest rate swaps - average periodic (income) expense, net [10]	(2.56)%	(1.36)%	(0.31)%	0.10%	0.08%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic (income) expense, net [7,9]	0.94%	0.50%	0.18%	0.09%	(0.02)%
Repurchase agreements - average funding cost as of period end	4.31%	2.85%	1.25%	0.37%	0.15%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(3.94)%	(2.79)%	(1.23)%	(0.04)%	0.15%
Net interest spread:
Combined investment and TBA securities average net interest spread	2.70%	2.91%	3.07%	3.01%	1.93%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.74%	2.81%	2.70%	2.19%	2.15%
Expenses % of average stockholders' equity - annualized	0.75%	0.95%	0.94%	0.88%	0.76%
Economic return (loss) on tangible common equity - unannualized [19]	12.3%	(17.4)%	(10.1)%	(14.4)%	(1.8)%

AGNC Investment Corp.
January 30, 2023

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities (at cost)).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
21.Non-Agency MBS, at fair value, excludes $25 million and $26 million of other mortgage credit investments held as of December 31, 2022 and September 30, 2022, respectively.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on January 31, 2023 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
January 30, 2023

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2022 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on January 31, 2023. In addition, there will be a phone recording available one hour after the call on January 31, 2023 through February 7, 2023. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 1579737.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense", "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."

AGNC Investment Corp.
January 30, 2023

Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures) and (ii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure). Net spread and dollar roll income, excluding 'catch-up' premium amortization, available to common stockholders further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of net spread and dollar roll income, excluding "catch-up" premium amortization, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income (loss), the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

AGNC Investment Corp.
January 30, 2023

A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.